Sub Item 77I



                           EXHIBIT 3: PREFERRED STOCK
                                     (77I)

On July 23, 2001, the Fund issued 1,200 shares each of Series T Auction Rate Cumulative Preferred Shares with $.01 par value, $25,000 liquidation preference, for a total issuance of $30,000,000. All such Preferred Shares were outstanding as of December 31, 2001.

The registration statement for the above mentioned securities was filed with the Securities and Exchange Commission on July 27, 2001; 1933 Act File No. 333-62360; 1940 Act File No. 811-02365.

                       EXHIBIT 4: ARTICLES SUPPLEMENTARY

Articles Supplementary, as filed with the Securities Exchange Commission via Exhibit (d)(1) of item 24(2) of Amendment No. 17 to the Fund's Registration Statement on Form N-2 filed July 13, 2001 (Reg. File No. 811-02365).